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                                 EXHIBIT 10.1

                             CONSULTING AGREEMENT

         This Agreement is made effective December 9, 2000 by and between Orion Technologies, Inc. ("CLIENT "), and Matthew Marcus ("CONSULTANT").

         Now, Therefore in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, CONSULTANT and CLIENT agree as follows:



CLIENT hereby retains CONSULTANT to assist CLIENT in enhancing its strategic Internet business development. CONSULTANT, with CLIENT's approval, will assist CLIENT in the following areas (the "Consulting Services"):



     1. Strategic Alliances - CONSULTANT will assist CLIENT in identifying and implementing online strategic alliances in order to link with synergistic web sites and derive additional web traffic.

     1. Web Site Consulting - CONSULTANT will assist CLIENT in optimizing CLIENT'S web site including the creation and implementation of submission forms to generate the maximum number of new prospects and clients.

     1. Targeted Marketing - CONSULTANT will design and implement customized advertising and marketing programs in order to enhance CLIENT's brand recognition.

     1. Partnerships - CONSULTANT will assist CLIENT with identifying and establishing corporate partnerships with target Fortune 500 companies in order to establish and enhance brand credibility.

CONSULTANT will provide periodic reports to CLIENT regarding the Consulting Services and consult with CLIENT on the status of the Consulting Services from time to time on request.

II.    COMPENSATION

CONSULTANT will receive directly from CLIENT, within 14 days of executing this agreement, 225,000 shares of the CLIENT's common stock (the "shares"). Of the 225,000 shares, CLIENT will register 100,000 with the Securities and Exchange Commission utilizing Form S-8 or any other form CLIENT determines to use to register such shares. The remaining 125,000 shares of CLIENT's stock to be delivered to CONSULTANT will not be registered and will therefore be restricted as to resale. It is understood and agreed between CLIENT and CONSULTANT that the non-registered shares of CLIENT that CONSULTANT is to receive are for CONSULTANT's own account and not for distribution and may only be resold by

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CONSULTANT in conformity with then existing exemptions from the registration requirements of the Securities Act of 1933 and the certificate evidencing such shares will contain a restrictive Legend to such effect. It is further understood and agreed that CLIENT will use commercially reasonable efforts to assist CONSULTANT to enable CONSULTANT to avail himself of any appropriate exemption(s) from the registration requirements of the Securities Act of 1933, particularly Rule 144, to enable CONSULTANT to sell his shares after meeting whatever requirements are imposed under existing law before the shares may be resold.

CONSULTANT shall be responsible for all out of pocket expenses unless pre-approved, in writing, by CLIENT including travel expenses, third party expenses, filing fees, copy and mailing expenses that CONSULTANT may incur.

III. TERM OF AGREEMENT, EXTENSIONS AND RENEWALS

This Consulting Agreement and CONSULTANT's obligation to continue providing Consulting Services, as defined herein, shall remain in full force and effect for one year from the date on which this agreement is executed by both CONSULTANT and CLIENT. CLIENT may terminate this Consulting Agreement at any time upon written notice to CONSULTANT.

IV.  CLIENT REPRESENTATIONS AND INDEMNIFICATION

The CLIENT represents that all information provided to assist CONSULTANT in the performance of CONSULTANT's duties under this Agreement shall be true and correct. CLIENT shall disclose all material facts and shall not omit any facts necessary to make statements made by CLIENT not misleading. CLIENT acknowledges that CONSULTANT, in the performance of his obligations under this Agreement, will be relying on the accuracy of information provided to him by CLIENT and that persons dealing with CONSULTANT will also be relying on said information. CLIENT hereby agrees to assume responsibility and liability for the accuracy and completeness of information prepared by CLIENT and disseminated on behalf of CLIENT by CONSULTANT which is later claimed to be false and/or misleading in any material respect. CONSULTANT shall not disseminate any materials or information on behalf of CLIENT without the prior consent of CLIENT.

CLIENT further represents that the transactions regarding the issuance of its stock pursuant to this Agreement are in compliance with existing federal securities laws and regulatory requirements.

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CLIENT's Articles of Incorporation or Bylaws. CLIENT represents that it has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement and the shares of CLIENT's common stock to be delivered to CONSULTANT pursuant to the terms of this Agreement; and that the person(s) executing this Agreement on behalf of the CLIENT have full power, authority, and the legal right to execute same. This Agreement constitutes a valid and binding obligation of the CLIENT.

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The CLIENT agrees to indemnify, defend and hold the CONSULTANT, its officers, employees, representatives and agents harmless against all claims, proceedings, suits or other matters that are or might be asserted against CONSULTANT, its officers, employees, representatives and agents by reason of CONSULTANT's performance rendered pursuant to this Agreement on behalf of CLIENT and the CLIENT agrees to pay the CONSULTANT's reasonable attorneys' fees and expenses in connection with CONSULTANTS defense in any such matters; provided that the CONSULTANT was acting within the scope of this Agreement and was not grossly negligent in the performance of his duties hereunder.

V. CONSULTANT IS NOT AN AGENT OR EMPLOYEE

CONSULTANT's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall CONSULTANT be considered the agent of CLIENT or otherwise represent or bind CLIENT. For purposes of this Agreement, CONSULTANT is an independent contractor. All final decisions with respect to acts of CLIENT or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by CONSULTANT hereunder, shall be those of CLIENT or such affiliates and CONSULTANT shall, under no circumstances, be liable for any expense incurred or loss suffered by CLIENT as a consequence of such actions or decisions.

CONSULTANT is responsible for all taxes imposed on CONSULTANT as a result of the receipt of the shares.

The CLIENT recognizes that CONSULTANT now renders or may in the future render consulting services to other companies which may or may not conduct business and activities similar to the CLIENT. CONSULTANT shall not be required to devote his full time and attention to the performance of his duties under this agreement, but shall devote only so much of his time and attention as shall be reasonably necessary for such purposes.

VI. MISCELLANEOUS

Amendment. This Agreement may be amended or modified at any time and in any manner but only by an instrument in writing executed by the parties hereto.

Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

Assignment. Neither party to this Agreement may assign any right or obligation created by this Agreement without the prior written consent of the other.

Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the

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other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepaid provided that the communication is addressed.

In the case of CLIENT  to:          Orion Technologies, Inc.
                                    1133 21st NW
                                    Washington DC, 20036
                                    Attn: Frans Heideman

In the case of CONSULTANT  to:      19800 Macarthur Blvd #880
                                    Irvine, CA  92612
                                    Attn: Matthew Marcus

Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. This Agreement may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

Binding effect. This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns.

Arbitration. Any controversy or claim arising out of or relating to the terms of this Agreement, or otherwise related to the compliance by either party with its obligations hereunder, shall be settled by binding arbitration in Washington, D.C. The arbitration shall be conducted by JAMS/Endispute, whose rules applicable to commercial disputes shall be in force, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Any party to this Agreement may submit to arbitration any controversy or claim hereunder. The parties hereto agree that Washington, D.C. is the proper venue for the arbitration of any dispute among the parties hereto.

Controlling Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the District of Columbia, without regard to conflicts of laws principles.

Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be

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entitled to recover actual attorney's fees from the other party. The attorney's fees may be ordered by Arbitration of any action described in this paragraph.

Time is of the Essence. Time is of the essence for each and every provision hereof.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this Agreement only, facsimile signatures shall be considered original signatures.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year written.



CONSULTANT

/s/ Matthew Marcus
------------------
Matthew Marcus

Date:12/9/00



The CLIENT


By:/s/ A. Frans Heideman
   ---------------------

Title: President and CEO

Date:12/9/00

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